Exhibit 23.1
CONSENT OF INDEPENDENT ACCOUNTANTS
____________________________________________

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 1, 2002, except for the information presented in the last sentence of the second paragraph of Note 7 as to which the date is April 23, 2002, relating to the financial statements and financial statement schedule of SeaChange International, Inc., which appears in SeaChange International, Inc.’s Annual Report on Form 10-K for the year ended January 31, 2002.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Boston, Massachusetts
September 26, 2002